Exhibit 32.1

Certification of the Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Net Perceptions, Inc. (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas M. Donnelly, as Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas M. Donnelly

Name:	Thomas M. Donnelly
Title:	President and Chief Financial Officer
Date:	April 13, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, this certification shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to extent the Company specifically incorporates it by reference.